Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Summary Historical Consolidated Financial Data”, “Selected Historical Consolidated Financial Data” and “Experts” and to the use of our report dated July 31, 2003, in Post-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-109129) and related Prospectus of Marshall Edwards, Inc. for the registration of 2,392,000 shares of its common stock.

/s/ Ernst & Young LLP

Stamford, Connecticut
December 8, 2004